Exhibit 3.1

ROSS MILLER
Secretary of State
206 North Carson Street, Ste 1
Carson City, Nevada 89701-4299                              Document Number
(775) 684-5708                                              20090000988-36
Website: www.nvsos.gov                                      Filing Date and Time
                                                            01/02/2009 12:30 PM
                                                            Entity Number
                                                            E0245212006-0

                                                          Filed in the office of
                                                                 /s/ Ross Miller
                                                                     Ross Miller
     CERTIFICATE OF AMENDMENT                                 Secretary of State
(PURSUANT TO NRS 78.385 AND 78.390)                              State of Nevada

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation:

DoMark International, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

Article III is hereby amended to include the following:

On December 29, 2008, we effected a forward split consisting of two shares for every one share held.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: Not applicable

4. Effective date of filing (optional):
                  (must be no later than 90 days after the certificate is filed)


5. Signature (required)  /s/ R T Kidd CEO
                         ------------------------------

* If any proposed amendment would alter or change any preferences or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.